Exhibit 99.3

Designated Filer:      Warburg Pincus X, LLC

Issuer & Ticker Symbol:          Bill Barrett Corporation (BBG)

Date of Event Requiring Statement:  December 3, 2008

JOINT FILERS’ SIGNATURES

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By: Warburg Pincus X, L.P., its General Partner,
By: Warburg Pincus X, LLC, its General Partner,
By: Warburg Pincus Partners, LLC, its Sole Member,
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	December 5, 2008
Name: Scott A Arenare
Title: Partner

WARBURG PINCUS X, L.P.

By: Warburg Pincus X, LLC, its General Partner,
By: Warburg Pincus Partners, LLC, its Sole Member,
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	December 5, 2008
Name: Scott A. Arenare
Title: Partner